SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2009

WELWIND ENERGY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

CURRENT REPORT

ITEM 4.02.

NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 14, 2009, the chief executive officer and chief financial officer of the Company, under authority granted to them by, and with the approval of, the board of directors, concluded that our previously reported consolidated financial statements included in our annual report for the year ended December 31, 2007 should no longer be relied upon.

On February 23, 2009, the Registrant engaged M&K CPAS, PLLC (“M&K”) as its independent registered public accounting firm. M&K’s engagement involved re-auditing the Company’s financial statements for the year ended December 31, 2007, and auditing the Company’s financial statements for the year ended December 31, 2008. In the course of preparing the audit for the year ended December 31, 2008, the Registrant concluded that certain transactions should have been classified differently on the Registrant’s Financial Statements for the year ended December 31, 2007. As a result of this review, on May 14, 2009, after discussion with our Board of Directors, we concluded that we should restate our consolidated financial statements for the year ended December 31, 2007. The effects of the restatement are as follows:

(1) In 2007, the Company issued shares for services with a total value of $689,363. However, this cost was not originally expensed in 2007 and was instead capitalized as an asset within the balance sheet. The shares were issued without recourse during the 2007 fiscal year. There were no further performance or service conditions associated with the equity issuance and the shares were issued and in the possession of the recipients in 2007. Management determined that the original accounting was in error and that the full amount of the expense should be recorded in 2007 as per FAS 123R "Share Based Payment", Appendix E, as the shares were fully vested at the time of issue. In the restated financial statements, this item has been changed and an expense of $689,363 has been recorded to recognize the vested expense in that period with an offseting reduction in assets of the Company for the period.

(2) In the original 2007 financial statements, interest free shareholder loans existed, however no imputed interest had been recorded on shareholder loans. Calculated imputed interest was $53,440. Management determined that the imputed interest should have been recorded in accordance with APB 21 "Interest on Receivables and Payables". In the restated financial statements, this item has been changed and an imputed interest expense has been recorded as a charge of the 2007 period.

(3) In the 2007, certain consulting services had been provided with a value of $225,000. However, the amount had not been paid or recorded during 2007. Management determined that the expense should have been recorded as an accrued expense in 2007 in accordance with Concepts Statement No 6 "Elements of Financial Statements- a replacement of FASB Concepts Statement No. 3". In the restated financial statements, this entry has been corrected and an expense of $225,000 has been recorded with an offsetting increase in accrued liabilities for the corresponding period.

(4) In the original 2007 financial statements, an intangible asset entitled "Customer Agreements" had been capitalized with a carrying value of $245,016. However, management determined that the value of this asset was impaired during 2007 in accordance with FASB 142 "Goodwill and Other Intangible Assets" and that the value of this asset was now $nil. This entry has been changed in the restated financial statements and an impairment allowance of $245,016 has been taken against the value of the asset in 2007.

(5) In the original 2007 financial statements, stock was recorded as issued for services with a value of $45,561. However, this issuance did not occur. Management has determined that the expense should be reversed in accordance with Concepts Statement No. 6 "Elements of Financial Statements- a replacement of FASB Concepts Statement No. 3". In the restated financial statements, this general and administration expense of $45,561 has been removed and the corresponding amount has been removed from the outstanding stock accounts of the Company.

Our chief executive officer and chief financial officer, under authority granted to them by the board of directors, discussed all of the foregoing and reviewed it with M&K, our independent registered public accounting firm for the periods mentioned above.

The Company anticipates filing corrected financial information for the period set forth above by May 19, 2009. However, the time required to complete the restatement cannot be stated with certainty at this time and will depend, in part, upon completion of M&K’s review of the aforementioned financial statements.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Current Report. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2009

Welwind Energy International Corp.

By:  /s/ Tammy Lynn McNabb

Tammy Lynn McNabb,

President & CEO

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